D. R. Cocktails LLC Annual Report 2024 Annual Report 2024 Throughout this document, mentions of D.R. Cocktails LLC refer to Damn Right Cocktails, a Limited Liability Company formed on October 9, 2020 in the State of Delaware (the ?Company?). The Company?s physical address is 132 28th Street, Hermosa Beach, CA 90254. You may contact the Company by emailing gabrielle@damnrightcocktails.com. This annual report is posted on the Company?s website, damnrightcocktails.com. The Company may provide additional, occasional updates to investors via Netcapital.com. Each investor should consult his or her own financial adviser, counsel, and accountant as to legal, tax, and related matters concerning his or her investment. The information in this Form is not meant to constitute such advice. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document. The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the merits of the offering, nor does it pass upon the accuracy or completeness of any offering, document or literature. These securities were offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration. The information contained herein may include forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company?s control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. D.R. Cocktails LLC (dba Damn Right Cocktails) Annual Report for the Year Ended December 31, 2024 Company Information Legal Name: D.R. Cocktails LLC (dba Damn Right Cocktails) Formation Date: October 9, 2020 State of Formation:
Delaware Principal Address: 132 28th Street, Hermosa Beach, CA 90254 Owner:
Gabrielle (Fitzpatrick) Rooney Contact Email: gabrielle@damnrightcocktails.com Letter from Ownership To our Stakeholders, We are pleased to present the 2024 Annual Report for D.R. Cocktails LLC (?Damn Right Cocktails?). Last year marked a pivotal point in our business, strategic positioning, and long-term goals. 2024 Highlights At the beginning of 2024, D.R. Cocktails LLC entered into a strategic partnership with All Things Agave (ATA). Together, we evaluated the first 2.5 years of Damn Right Cocktails in the market. Recognizing the tremendous opportunity within the fast-growing ready-to-drink (RTD) category, we sold out of our original tequila-based RTD product and paused selling operations to reassess our market position and determine how best to reposition ourselves for greater success. Through this process, we identified and addressed four core challenges Damn Right faced in its first 2.5 years of operations: Our market presence, as reflected in same-store sales data, lacked the consistency and volume necessary to attract and excite potential acquirers. The lean nature of our internal team led to overextension and operational inefficiencies that inhibited our ability to scale effectively. With increasing competition in the RTD space, we recognized the need for more experienced resources to support product development, differentiation, and go-to-market execution. Product-market fit?specifically in terms of price, quality, and category (Tequila vs. Mezcal)?required reevaluation. In response to these findings, we implemented several transformative changes: We reformulated our product and are introducing a new category: Mezcal RTDs. We know our consumers want higher quality, higher ABV, and exceptional, differentiated taste. We are launching four new flavors Q2 2025. We shifted our business model to self-distribution under the ATA partnership. This allows us to eliminate the traditional distributor middleman?and their 30% margin?enhancing both our profitability and operational control, while lowering the end cost to the consumer. We adopted a geographically focused sales strategy, selling only in a confined area to prioritize SPINS over broad reach. We?re going deep and narrow, rather than shallow and wide. We renegotiated our production strategy, securing significantly lower manufacturing costs?cut in half compared to our original co-packer. This enables us to offer one of the most affordable spirit-based RTDs on the market without compromising on quality. We aligned ourselves with likeminded, reputable brands within ATA?s portfolio, including Mezcal Mitre, Mexico?s #1 selling privately owned mezcal brand. Partnering with veteran brands that carry legitimacy and operational expertise will accelerate our access to distribution and strengthen our market presence. Strategic Partnership Key Aspects of the Strategic Partnership Manufacturing Support: ATA finances the manufacturing of Damn Right?s Ready-to-Drink (RTD) products, including reformulation efforts, updated branding initiatives, and shared marketing/selling expenses across ATA?s portfolio brands. Raw Materials: ATA is responsible for sourcing and supplying all raw materials needed for Damn Right RTD production. Operational Costs: D.R. Cocktails LLC continues to manage its own office, legal, and accounting expenses, currently totaling approximately only $600 per month. About All Things Agave: ATA is an importation, distribution, and intellectual property company focused on building a portfolio of premium agave-based brands. As of Q2 2025, ATA is launching three flagship brands: 1. Agave-Based Beer created by Colby Chandler, former Ballast Point Master Brewer, instrumental in Ballast Point?s $1 billion acquisition by Constellation Brands in 2015. (This beer was officially launched April 24, 2025.) 2. Mezcal Mitre, co-owned by Carlos Fernandez Gonzalez, former CEO of Grupo Modelo, launching late May 2024. 3. Damn Right Cocktails Mezcal-based RTDs. Together, ATA and Damn Right are prioritizing market entry and expansion within Southern California, particularly San Diego County, leveraging strong regional relationships. For full context on the rationale and structure of this partnership, investors are encouraged to review the detailed 2024 updates available on the Netcapital.com dashboard. Additional information is also available by contacting Gabrielle directly at . Strategic Outlook for 2025 Looking ahead, our primary objective is to position Damn Right Cocktails for acquisition by a portfolio company. We will continue to focus on: Executing our product launches in Southern California. Strengthening brand identity through refreshed branding and targeted marketing. Expanding our footprint and customer base through ATA?s distribution channels. Directors & Officers 1. Gabrielle (Fitzpatrick) Rooney Title: Founder, Chief Executive Officer, President Service
Period: October 2020 ? Present Principal Occupation (Past 3 Years): Gabrielle Rooney has served as the Founder, Chief Executive Officer, and President of D.R. Cocktails LLC since October 2020. In addition to her leadership role at Damn Right Cocktails, she has worked as a brand strategist and creative consultant, primarily within the consumer-packaged goods (CPG) space. From 2021 to 2023, she provided independent consulting services to early-stage CPG brands, advising on brand identity, strategic positioning, and go-to-market planning. 2. Mark Lewis
Title: Co-Founder Service Period: October 2020 ? October 2022 Principal Occupation (Past 3 Years): Mark Lewis served as Co-Founder of D.R. Cocktails LLC from October 2020 to October 2022. In this role, he was responsible for overseeing supply chain operations, vendor negotiations, and product fulfillment strategy. Since leaving D.R. Cocktails, Mark has transitioned into consulting. Beneficial Owners (who own 20% or more of the company?s voting securities) Risk Factors An investment in D.R. Cocktails LLC (?Damn Right Cocktails?) involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. We are an early-stage company with limited operating history. Damn Right Cocktails was formed in 2020 and is still in the early stages of building market traction. In 2024, we paused sales to reformulate our product and reevaluate our strategy. We currently have limited operating capital. There is no assurance that we will become profitable. Our success depends on consumer acceptance of our new product formulation and brand positioning. Our original tequila-based RTD has been voluntarily discontinued, and we have reformulated as a mezcal-based RTD. Consumer tastes in the alcoholic beverage market can be unpredictable, and there is no guarantee the new product will be well-received. The beverage industry is highly competitive and saturated. The RTD alcohol category has experienced explosive growth, drawing in both independent brands and large multinational players. Many of our competitors have significantly more resources, distribution networks, and brand recognition, which may limit our ability to gain market share. We are self-distributing and may lack the infrastructure to scale. While our new business model allows us to avoid distributor markups and improve margin, self-distribution introduces logistical challenges and operational risks, especially as we seek to expand beyond Southern California. We may require additional capital to execute our business plan. Our current operations are lean and dependent on continued financial discipline. We may need to raise additional capital in the future to finance growth, support marketing, or scale production. There is no guarantee we will be able to secure such funding on favorable terms, if at all. Our business may be affected by changes in alcohol regulation and tax laws. Federal, state, and local laws heavily regulate the sale, distribution, and marketing of alcohol. Any changes in these laws, including tax rates or compliance requirements, could adversely impact our business. You may not be able to sell your investment or realize a return. Investments in privately held companies are inherently illiquid. There is no public market for our securities, and resale may be restricted by law. You should not invest unless you are prepared to hold your investment for an extended period or lose your entire investment. Ownership and Capital Structure Those investors that participated in our offering via Netcapital have given their voting rights to a custodian, who will exercise the voting rights on behalf of all shareholders who purchased shares on the Netcapital crowdfunding portal. The securities were issued with voting rights. However, so that the crowdfunding community has the opportunity to act together and cast a vote as a group when a voting matter arises, a custodian will cast your vote for investors pursuant to the custodian agreement that all investors entered into in connection with the purchase of common stock or units on Netcapital. Principal Shareholder Rights and Their Potential Impact on Investors There are no exercise rights held by the principal shareholders that would materially affect the current investors that participated in our Netcapital offering. As the holder of a majority of the voting rights in the company, our majority shareholder may make decisions with which you disagree, or that negatively affect the value of your investment in the company, and you will have no recourse to change those decisions. Your interests may conflict with the interests of other investors, and there is no guarantee that the company will develop in a way that is advantageous to you. For example, the majority shareholder may decide to issue additional shares to new investors, sell convertible debt instruments with beneficial conversion features, or make decisions that affect the tax treatment of the company in ways that may be unfavorable to you. Based on the risks described above, you may lose all or part of your investment in the securities that you purchase, and you may never see positive returns. Valuation of Securities At the time of our Regulation Crowdfunding offering through Netcapital, the Company valued its Common Units at $0.30 per share. This valuation was determined by the Company based on a number of qualitative factors, including the Company?s stage of development, market opportunity, brand strength, financial history, and comparable businesses in the ready-to-drink beverage sector. Going forward, the Company may determine the valuation of its securities through various methods including, but not limited to: Comparable company analysis Discounted cash flow analysis Recent transaction prices or investor negotiations Third-party valuations (if obtained) There is no public market for the Company?s securities, and future valuations may vary significantly depending on internal performance, market conditions, and investor sentiment. Investors should be aware that the value of their securities may be subject to significant change and is not guaranteed to reflect the initial offering price. Risks Related to Minority Ownership and Corporate Actions As a minority owner of D.R Cocktails LLC, investors do not have a definitive say in terms of business decisions. Those investors who purchased common stock through Netcapital have a minority ownership in D.R Cocktails LLC and will be subject to the same risks as any investor with a minority stake in the company. Principally, minority investors will not have sufficient voting rights required to influence company direction at their discretion. Corporate actions such as issuance of additional securities or repurchase of securities could influence the share price of securities held by Netcapital investors to decrease or increase respectively. Fluctuations in company valuation could similarly occur and positively or adversely impact Netcapital investors. Similarly, a sale of the issuer or assets of the issuer would signal a distribution of funds in relation to the securities held by the individual and the liquidation preferences of said securities. Restrictions on Transfer of Securities The securities issued in a transaction exempt from registration pursuant to section 4(a)(6) of the Securities Act (15 U.S.C. 77d(a)(6)) and in accordance with section 4A of the Securities Act (15 U.S.C. 77d-1) and this part through Netcapital may not be transferred by any purchaser of such securities during the one-year period beginning when the securities were issued in a transaction exempt from registration pursuant to section 4(a)(6) of the Securities Act (15 U.S.C. 77d(a)(6)), unless such securities are transferred: to the issuer of the securities; to an accredited investor; as part of an offering registered with the Commission; or to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstances. For purposes of this paragraph, the term "accredited investor" shall mean any person who comes within any of the categories set forth in ? 230.501(a) of this chapter, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person. For purposes of this paragraph, the term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in- law, or sister-in-law of the purchaser, and shall include adoptive relationships. For purposes of this paragraph, the term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse. Material Indebtedness Exempt Offerings (Past Three Years) Financial Overview D.R. Cocktails LLC continues to maintain a lean financial structure, with minimal fixed expenses, ensuring maximum flexibility as the brand scales alongside strategic partners. (Additional financials can be provided upon request.) Ongoing Reporting D.R. Cocktails LLC will file a report electronically with the SEC annually. Closing Remarks 2024 was a year to reevaluate and reset. The foundational decisions made this year have set Damn Right Cocktails on a path to win in a competitive category by focusing on value, efficiency, and brand partnerships that elevate our credibility and reach. We are deeply grateful for the continued support of our stakeholders and look forward to achieving even greater success in 2025. Gabrielle (Fitzpatrick) Rooney Founder and Owner D.R. Cocktails LLC ____________________ April 30th, 2025